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             Summary                                                                 Minimum             Maximum
Cut-off Date Aggregate Principal Balance                          $83,736,092.21
Number of Loans                                                              656
Average Current Loan Balance                                         $127,646.48  $26,968.82         $399,069.36
(1) Weighted Average Original Loan-to-Value Ratio                         83.28%      31.00%             100.00%
(1) Weighted Average Mortgage Rate                                       8.4863%     5.7000%            13.5000%
(1) Weighted Average Net Mortgage Rate                                   6.9441%     4.2800%            11.3200%
(1) Weighted Average Note Margin                                         7.7608%     4.2000%            11.1000%
(1) Weighted Average Maximum Mortgage Rate                              14.6795%    11.7000%            19.5000%
(1) Weighted Average Minimum Mortgage Rate                               8.3343%     4.6250%            13.5000%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)        24 months    3 months           36 months
(1) Weighted Average Remaining Term to Maturity (months)                     358         333                 360
(1) Weighted Average Credit Score                                            604         479                 784
             (1) Weighted Average reflected in Total.
                                                                                             Percent of Cut-off Date
                         Range                                                                Principal Balance
         Product Type    Adjustable                                                          100.00%

         Lien            First                                                               100.00%

         Property Type   Single-family (detached)                                             82.83%
                         Planned Unit Developments (detached)                                 12.51%
                         Two to Four Family                                                    2.12%
                         Condo Low-Rise (less than 5 stories)                                  0.88%
                         Manufactured Home                                                     0.28%
                         Townhouse                                                             0.25%
                         Planned Unit Developments (attached)                                  1.13%

Occupancy Status         Primary Residence                                                    84.24%
                         Second/Vacation                                                       0.50%
                         Non Owner-occupied                                                   15.27%

Loans with Prepayment Penalties                                                               61.14%



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